UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2004

WILD OATS MARKETS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-21577 Commission File Number	84-1100630 (I.R.S. Employer Identification No.)

3375 Mitchell Lane

Boulder, Colorado 80301

(Address of principal executive offices, including zip code)

(303) 440-5220

(Registrant's telephone number, including area code)

TABLE OF CONTENTS

Page
Item 4.	Changes in Registrant’s Certifying Accountant.
Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES

Item 4. Changes in Registrant’s Certifying Accountant.

(a) Previous independent accountants

  On January 30, 2004, PricewaterhouseCoopers LLP declined to stand for reelection as the independent accountants of Wild Oats Markets, Inc.
  The reports of PricewaterhouseCoopers LLP on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.
  In connection with its audits for the two most recent fiscal years and through January 30, 2004, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such years.
  During the two most recent fiscal years and through January 30, 2004, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).
  The Registrant has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated February 6, 2004, is filed as Exhibit 16 to this Form 8-K.

Item 7.		Financial Statements, Pro Forma Financial Information and Exhibits.
	(c)	Exhibit 16.	Letter of PricewaterhouseCoopers, LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2004

Wild Oats Markets, Inc.

By /s/ Freya R. Brier

Vice President, Legal

Item 7.	(c)	Exhibit 16.	Letter of PricewaterhouseCoopers, LLP.